EXHIBIT 10-2

      FIRST AMENDMENT TO NON-STATUTORY STOCK OPTION AWARD AGREEMENT

     THIS FIRST AMENDMENT TO NON-STATUTORY STOCK OPTION AWARD AGREEMENT ("First Amendment") dated as of May 1, 1998, is made and entered into by and between Energy East Corporation, a New York corporation (the "Company") and ______________________ (the "Optionee") amending certain provisions of the Non-Statutory Stock Option Award Agreement, dated May 21, 1997 ("Award Agreement"), by and between New York State Electric & Gas Corporation ("NYSEG") and the Optionee.

     WHEREAS, the Award Agreement reflects the terms and conditions of certain Awards (as defined in the Award Agreement) made by NYSEG pursuant to NYSEG's 1997 Stock Option Plan
("Plan").

     WHEREAS, pursuant to an Agreement and Plan of Share Exchange between NYSEG and the Company, at the effective time (the "Effective Time") of the share exchange pursuant to such Agreement and Plan of Share Exchange, any rights or options under the Plan shall be converted, without further action by the holder thereof, into and become a right or option to purchase an equivalent number of shares of Common Stock of the Company at the same price per share, and upon the same terms and subject to the same conditions, as applicable immediately prior to the Effective Time.

     WHEREAS, effective May 1, 1998, the Plan was amended to reflect the assumption of the Plan by the Company.

     WHEREAS, the parties hereto wish to amend the Award
Agreement to reflect the amended Plan and the conversion of the Awards previously issued and outstanding under the Plan to Awards relating to an equivalent number of Common Stock of the Company upon the same terms and conditions.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The Award Agreement is hereby amended by changing the references to "the Company" or "New York State Electric & Gas Corporation" wherever they appear in the Award Agreement to "Energy East Corporation", except as otherwise provided herein.

     2. The second sentence of Section 1 of the Award Agreement is hereby amended by replacing the parenthetical "($6.66 2/3 Par
Value)" with "($.01 Par Value)".

     3. The Award Agreement is hereby amended by changing the references to "the Company" wherever they appear in Sections 11 and 13 to "any of Energy East Corporation and its affiliates."

     4.   Notices to the Company shall be sent to:

          Corporate Secretary
          Energy East Corporation
          4500 Vestal Parkway East
          Binghamton, New York  13902

     5.  This Amendment is effective as of May 1, 1998.

     6. Except as expressly modified hereby, the terms and conditions of the Award Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this First
Amendment to be duly executed and delivered as of the date first above written.

ENERGY EAST CORPORATION

By:

                                        (Optionee)
Title: